Exhibit 3.248

Exhibit 3.248

[GRAPHICS APPEARS HERE]

Form 207 Certificate of

Limited Partnership

Pursuant to

(revised 5/01)

Return in Duplicate to:

Secretary of State

P.O. Box 13697

Austin, TX 78711-3697

FAX: 512/463-5709

Filing Fee: $750

This space reserved for office use.

FEB 24 2003

1. Name of Limited Partnership The name of the limited partnership is as set forth below: Texas Laurel Ridge Hospital, LP.

The name must (illegible) words “Limited Partnership,” or “Limited,” or the abbreviation “LP,” or “Ltd.” as the last words or letters of Its name. The name must not be the same as, deceptively similar to (illegible)

2. The Principle office

The address of the principal office in the United States where records of the partnership are to be kept or made available is set forth below: Address: 113 Seaboard Lane, Suite C-100

City

Franklin State

TN

Zip Code Country

3. Registered Agent and Registered Office (illegible)

A. The initial registered agent is a corporation by the name set forth below: or

National Registered Agents, Inc. B. The initial registered agent is an individual resident of the state whose name is set forth below:

First Name Middle Initial Suffix. Last Name

C. The business address of the registered agent and the registered office address is:

Street Address

1614 Sidney Baker Street City

Kerrville TX Zip Code 78028

4. General Partner Information The name, mailing address, and the street address office business or residence of each general partner as follows: General Partner 1 Legal Entity: The general partner is a legal entity named: PSI Texas Hospitals, LLC Individual: The general partner is an individual whose name is set forth below: First Name M.I. Last Name Suffix

MAILING ADDRESS OF GENERAL PARTNER 1

Mailing Address City State Zip Code

113 Seaboard Ln, Suite C-100 Franklin TN 37067

STREET ADDRESS OF GENERAL PARTNER 1

Street Address City State Zip Code

113 Seaboard Ln, Suite C-100 Franklin 37067

General Partner 2

Legal Entity: The general partner is a legal entity named:

Individual: The general partner is an individual whose name is set forth below:

Partner 2-First Name M.I. Last Name Suffix

MAILING ADDRESS OF GENERAL PARTNER 2

Mailing Address City State Zip Code

STREET ADDRESS OF GENERAL PARTNER 2

Street Address City State Zip Code

5. Supplemental Information

Text Area:

[The attached addendum are incorporated herein by reference.]

Effective Date of filing

A. This document will become effective when the document is filed by the secretary of state.

OR

B. This document will become effective at a later date, which is not more than ninety (90) days from the date of its filing by the secretary of state. The delayed effective date is

Execution

The undersigned sign this document subject to the penalties imposed by law for the submission of a false or fraudulent document.

Name

PSI Texas Hospitals, LLC

Name

Signature of General Partner 1

Signature of General Partner 2

Steven T. Davidson, Vice President of

Psychiatric Solution, Inc., the sole

member of PSI Texas Hospitals, LLC